Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275213

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 30, 2023)

$

% Fixed-to-Floating Rate Subordinated Notes due 2036

We are offering $               aggregate principal amount of % fixed-to-floating rate subordinated notes due 2036 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on               , 2036 (the “Maturity Date”). From and including the date of original issuance to, but excluding,               , 2031 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of % per annum, payable semi-annually in arrears on               and               of each year, commencing on               , 2027. From and including               , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions described under “Description of the Notes — General” in this prospectus supplement, plus               basis points, payable quarterly in arrears on               ,               , and               of each year, commencing on               , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

We may, at our option, beginning with the interest payment date of        , 2031 and on any interest payment date thereafter, redeem the Notes, in whole or in part. We may also redeem the Notes at any time prior to their maturity, including prior to          , 2031, in whole, but not in part, upon or after the occurrence of (1) a Tax Event (as defined below in “Description of the Notes — Redemption”); (2) a subsequent event, as a result of which there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) a requirement that we register as an investment company under the Investment Company Act of 1940. The redemption price for any redemption is 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations. See “Description of the Notes — Redemption.”

The Notes will be unsecured subordinated obligations, will rank pari passu, or equally, with all of our existing and future unsecured subordinated debt, will be senior to all of our existing and future junior subordinated debt and will be junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Provident Financial Services, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the Notes, see “Description of the Notes.”

Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The Notes are ineligible as collateral for a loan or extension of credit from PFS or any of its subsidiaries. None of the U.S. Securities and Exchange Commission (the “SEC”), the FDIC, the Federal Reserve, the New Jersey Department of Banking and Insurance (the “NJDOBI”) or any other bank regulatory agency or any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	See “Underwriting” in this prospectus supplement for details regarding the underwriters’ compensation.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about          , 2026. See “Underwriting” in this prospectus supplement for details.

Joint Active Bookrunning Managers
Piper Sandler	Keefe, Bruyette & Woods A Stifel Company

The date of this prospectus supplement is               , 2026.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “PFS,” the “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Provident Financial Services, Inc. and its subsidiaries.

References to the “Bank” refer to Provident Bank. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3ASR that we filed with the SEC. The registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you via the SEC’s website at www.sec.gov or without charge upon written or oral request to PFS at the address or telephone number indicated in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated October 30, 2023, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Documents by Reference.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is https://investorrelations.provident.bank/. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), prior to the termination of the offering of the Notes described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026 (solely to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);
•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, and June 30, 2026, filed with the SEC on May 8, 2026 and August 7, 2026, respectively; and
•	our Current Reports on Form 8-K filed with the SEC on January 14, 2026, January 27, 2026, March 5, 2026, May 22, 2026, May 26, 2026, June 4, 2026, June 23, 2026 and August 4, 2026, which are incorporated by reference into this prospectus supplement in its entirety.

Upon request, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Provident Financial Services, Inc., Attn: Investor Relations Department, 111 Wood Avenue South, Iselin, New Jersey 08830; Tel.: (732) 590-9300.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “project,” “intend,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

All forward-looking statements are subject to risks, uncertainties and other factors, many of which are beyond our control, that may cause the actual results, performance or achievements of PFS to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:

•	the economic environment, particularly in the market areas in which the Company operates;
•	inflation and unemployment;
•	competitive products and pricing;
•	fiscal and monetary policies of the U.S. Government;
•	tariffs;
•	changes in accounting policies and practices that may be adopted by regulatory agencies and the accounting standards setters;
•	changes in government regulations affecting financial institutions, including regulatory fees and capital requirements;
•	changes in prevailing interest rates;
•	potential goodwill impairment;
•	acquisitions and the integration of acquired businesses;
•	credit risk management;
•	asset-liability management;
•	the financial and securities markets;
•	the availability of and costs associated with sources of liquidity; and
•	risks related to the merger (the “merger”) between the Company and Lakeland Bancorp, Inc. including, among others:
o	the ability of the Company to meet expectations regarding the accounting and tax treatments of the merger;
o	the possibility that the anticipated benefits of the merger will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company does business;
o	diversion of management’s attention from ongoing business operations and opportunities;
S-4

o	the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate operations of the two companies;
o	such integration may be more difficult, time consuming or costly than expected;
o	revenues following the merger may be lower than expected;
o	the Company’s success in executing its business plans and strategies and managing the risks involved in the foregoing;
o	the dilution caused by the Company’s issuance of additional shares of its capital stock in connection with the merger; and
o	effects of the completion of the merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers.

These and other factors are more fully described under “Risk Factors” below and in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and other factors discussed in the filings we make with the SEC under the Exchange Act.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement.

Overview

The Company is a Delaware corporation which became the holding company for Provident Bank (the “Bank”) on January 15, 2003, following the completion of the Bank’s conversion to a New Jersey-chartered capital stock savings bank. The Company owns all of the outstanding common stock of the Bank, and as such, is a bank holding company subject to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve Board” or “Federal Reserve”).

On May 16, 2024, the Company completed its merger with Lakeland Bancorp, Inc. (“Lakeland”), which added $10.59 billion to total assets, $7.91 billion to total loans, $8.62 billion to total deposits and 68 full-service banking offices in New Jersey and New York. The Company closed 13 of the acquired Lakeland banking offices and nine legacy Bank branches in the third quarter of 2024 due to geographic overlap.

Under the merger agreement, each share of Lakeland common stock was converted into the right to receive 0.8319 shares of the Company’s common stock, a total of 54,356,954 shares converted, plus cash in lieu of fractional shares. The total consideration paid for the acquisition of Lakeland was $876.8 million. In connection with the acquisition, Lakeland Bank, a wholly owned subsidiary of Lakeland, was merged with and into the Bank.

Established in Jersey City 1839, the Bank is the oldest community-focused financial institution based in New Jersey and is the wholly owned subsidiary of the Company. With assets of $25.66 billion as of June 30, 2026, the Bank offers a wide range of customized financial solutions for businesses and consumers with an exceptional customer experience delivered through its convenient network of 135 branches across New Jersey and parts of New York and Pennsylvania, via mobile and online banking, and from its customer contact center. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company, and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.

Our common stock is traded on the NYSE under the symbol “PFS.”

Corporate Information

Our main office is located at 239 Washington Street, Jersey City, New Jersey 07302 and our principal administrative office is located at 111 Wood Avenue South, Iselin, New Jersey 08830. Our telephone number is (732) 590-9200 and our website is https://www.provident.bank/. The information on our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

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THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	Provident Financial Services, Inc.

Notes Offered	% Fixed-to-Floating Rate Subordinated Notes due 2036

Aggregate Principal Amount	$

Issue Price	%

Maturity Date	The Notes will mature on , 2036.

Interest	Fixed rate period: A fixed rate per annum of %.

Floating rate period: A floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus basis points for each quarterly interest period during the floating rate period; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under Description of the Notes) plus basis points.

We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.

S-7

Interest Payment Dates	Fixed rate period: and of each year, commencing on , 2027. The last interest payment date for the fixed rate period will be , 2031.

Floating rate period: , , and of each year, commencing on , 2031.

Record Dates	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day (whether or not a business day) immediately preceding the applicable interest payment date.

Day Count Convention	Fixed rate period: 360-day year consisting of twelve 30-day months.

Floating rate period: 360-day year and the actual number of days elapsed.

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination	The Notes offered by this prospectus supplement will be issued by us under an Indenture between PFS and Wilmington Trust, National Association, as trustee (the “Trustee”), dated May 13, 2024 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture between PFS and the Trustee, to be dated as of the issue date (the “Second Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Second Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:

·	• will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined under “Description of the Notes — Subordination of the Notes”), all as described under “Description of the Notes”;

·	• will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

·	• will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities and (ii) any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes; and

·	• will be (i) effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and (ii) structurally subordinated to the existing and future liabilities of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

S-8

As of June 30, 2026, on a consolidated basis, our outstanding deposits and other liabilities totaled approximately $22.8 billion, which includes approximately $22.4 billion of liabilities that would rank structurally senior to the Notes. In addition, as of June 30, 2026, we (at the holding company level) had no indebtedness that would rank senior to the Notes, $375.0 million aggregate principal amount of indebtedness that would rank pari passu to the Notes, and $60.5 million aggregate principal amount of indebtedness related to existing junior subordinated debentures underlying outstanding trust preferred securities that would rank junior to the Notes. The Indenture will not limit the amount of additional indebtedness we or our subsidiaries may incur.

Form and Denomination	The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may, at our option, beginning with the interest payment date of , 2031, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Special Redemption	We may also redeem the Notes at any time prior to their maturity, including prior to , 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon or after the occurrence of (1) a Tax Event (as defined below in “Description of the Notes — Redemption”); (2) a subsequent event, as a result of which there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) a requirement that we register as an investment company under the Investment Company Act of 1940. In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes — Redemption.”

Sinking Fund	There will be no sinking fund for the Notes.

Future Issuances	The Notes will initially be limited to an aggregate principal amount of $ . We may, from time to time, without notice to or consent of the holders of the Notes, issue additional Notes in the future with the same terms as the Notes, except for the issue date, the offering price, the initial interest accrual date and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

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Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering, after payment of offering expenses, to repay $150 million aggregate principal amount of our outstanding 2.875% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “2031 Notes”) and $20 million aggregate principal amount of our outstanding variable rate Junior Subordinated Notes due 2033 (the “2033 Notes”), in each case plus accrued interest, and for general corporate purposes. See “Use of Proceeds.”

Listing	The Notes will not be listed on any securities exchange or quoted on any quotation system.

Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

Certain ERISA and Benefit Plan Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA and Benefit Plan Considerations.”

U.S. Federal Income Tax Considerations	For a discussion of U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “U.S. Federal Income Tax Considerations.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association

Risk Factors	Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we subsequently file with the SEC, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.
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RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Cautionary Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risk Factors Related to the Notes

The Notes will be unsecured and subordinated to any existing and future senior indebtedness.

The Notes will be subordinated obligations of PFS (at the holding company level). Accordingly, they will be junior in right of payment to any existing and all future senior indebtedness, and in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of PFS issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits of our subsidiaries, including the Bank. As of June 30, 2026, on a consolidated basis, our outstanding deposits and other liabilities totaled approximately $22.8 billion, which includes approximately $22.4 billion of liabilities that rank structurally senior to the Notes. In addition, as of June 30, 2026, we (at the holding company level) had no indebtedness that would rank senior to the Notes, $375.0 million aggregate principal amount of indebtedness that would rank pari passu to the Notes, and $60.5 million aggregate principal amount of indebtedness related to existing junior subordinated debentures underlying outstanding trust preferred securities that would rank junior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of PFS (at the holding company level) only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments

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to us, and any payments to us depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and share repurchases pursuant to our previously announced share repurchase program.

We may also, from time to time, without notice to or the consent of the holders of the Notes, issue additional notes ranking equally with the Notes, which may be consolidated and form a single series with the Notes, as well as other indebtedness ranking senior to the Notes. Any such future issuances would increase the aggregate amount of claims ranking equally with, or senior to, the Notes and could adversely affect the amount that holders of the Notes would recover in the event of our bankruptcy, liquidation, receivership or reorganization.

In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a bank holding company and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.

Federal and state banking regulations limit dividends from our bank subsidiary to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Under New Jersey state law, a bank may not pay dividends unless, following the dividend payment, the capital stock of the bank would be unimpaired and either (1) the bank will have a surplus of not less than 50% of its capital stock, or, if not, (2) the payment of the dividend will not reduce the surplus of the bank.

In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our bank subsidiary and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.

In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior indebtedness, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

S-12

Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:

1.	limiting our ability to satisfy our obligations with respect to the Notes;
2.	increasing our vulnerability to general adverse economic and industry conditions; limiting our ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements;
3.	requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, and general corporate requirements;
4.	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and
5.	putting us at a disadvantage compared to competitors with less indebtedness.

The Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from the Bank and required capital levels with respect to the Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness at or before maturity. We may not be able to refinance any of our indebtedness when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment on Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

In addition, the capital adequacy rules and guidelines described above have been, and may continue to be, the subject of proposed reforms by the Federal Reserve and other banking regulators. Any future amendment, supplement, or replacement of these rules could change the criteria for Tier 2 capital qualification generally, independent of the discrete Tax Event or Tier 2 Capital Event redemption triggers described below, and could adversely affect our capital planning and the value of, and market for, the Notes.

S-13

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure immediately, any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, if we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest on or principal of the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. In addition, the terms of the Notes do not require us to offer to repurchase the Notes upon the occurrence of a change of control, merger, recapitalization, or similar transaction involving us or our subsidiaries. The Notes are not subject to repayment at the option of the holders under any circumstances prior to maturity, other than as described under “Description of the Notes — Redemption.” As a result, holders of the Notes would have no right to require early repayment if we were to undergo a transaction that adversely affects our creditworthiness, and would continue to bear the credit and market risk of holding the Notes to maturity or until we elect to redeem them. See “Description of the Notes — Events of Default; Limitation on Suits.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. There may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms similar or identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

S-14

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

On or after          , 2031, we may, at our option, redeem the Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, upon or after the occurrence of (1) a Tax Event (as defined below in “Description of the Notes — Redemption”); (2) a subsequent event, as a result of which there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) a requirement that we register as an investment company under the Investment Company Act of 1940. The redemption price for any redemption is 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the Maturity Date of the Notes. As a result, we may be more likely to redeem the Notes prior to their Maturity Date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”

We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable or at any time thereafter. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary after          , 2031.

During the fixed rate period, the Notes will bear interest at an initial rate of          % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus          basis points, subject to the provisions under “Description of the Notes — General.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes.

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

S-15

A downgrade of our credit ratings or the ratings of our subsidiaries or other financial institutions could have a material adverse impact on us and the value of and market for the Notes.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets. These changes could have a material adverse impact on the value of and market for the Notes.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital. These changes could have a material adverse impact on the value of and market for the Notes.

Investors should not rely on indicative or historical data concerning SOFR or Three-Month Term SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR (as described under “Description of the Notes”)).

FRBNY began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance.

Term SOFR and SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and Term SOFR and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in Term SOFR and SOFR could adversely affect holders of the Notes and the trading prices for the Notes.

Because Term SOFR and SOFR are based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that either SOFR or Term SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which Term SOFR or SOFR are calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes will accrue based on such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in Term SOFR or SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

S-16

The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the Notes. Use and adoption of Three-Month SOFR or forward-looking term rates based on SOFR may require updates to systems and operational processes to facilitate the calculation and determination thereof. If, at the commencement of the floating rate period for the Notes, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, the calculation agent (which may be us) is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” Such determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under “Description of the Notes”), which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (1) the Relevant Governmental Body (such as the ARRC or FRBNY); (2) the International Swaps and Derivatives Association, Inc. (“ISDA”); or (3) in certain circumstances, the calculation agent, which may be us. In addition, the benchmark transition provisions expressly authorize the calculation agent (which may be us) to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

S-17

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may serve as calculation agent. We expect to act as the initial calculation agent and, though we will appoint a calculation agent prior to the commencement of the floating rate period, we may appoint ourselves or an affiliate and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The use of the net proceeds from the sale of the Notes will be at the discretion of our management and could change depending on unforeseen events or changes in current business conditions or circumstances.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The descriptions in this prospectus supplement of our use of the proceeds from the sale of the Notes represent our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.

S-18

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $       , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay $150 million aggregate principal amount of our outstanding 2031 Notes and $20 million aggregate principal amount of our 2033 Notes, in each case plus accrued interest, and for general corporate purposes.

We delivered a conditional redemption on August 13, 2026 for the redemption of our 2031 Notes to be completed on September 15, 2026, contingent on the deposit by us of certain moneys with the applicable trustee to effect the redemption of the outstanding 2031 Notes. We delivered a conditional redemption on August 13, 2026 for the redemption of our 2033 Notes to be completed on September 30, 2026, contingent on the deposit by us of certain moneys with the applicable trustee to effect the redemption of the outstanding 2033 Notes.

The 2031 Notes currently bear interest at a fixed rate per annum equal to 2.875%, currently payable semiannually in arrears on March 15 and September 15 of each year. The 2031 Notes mature on September 15, 2031. The 2033 Notes currently bear interest at a variable rate per annum, reset quarterly, equal to SOFR plus 3.10% for each quarterly interest period from the interest payment date in June 2008, currently payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year. The 2033 Notes mature on June 30, 2033. We may, at our option, beginning June 30, 2008, and on any interest payment date thereafter redeem the 2033 Notes in whole at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. This prospectus supplement does not constitute a notice of redemption with respect to the 2031 Notes or 2033 Notes.

S-19

CAPITALIZATION

The following table shows our capitalization as of June 30, 2026, on an actual consolidated basis as of that date and on an adjusted basis to give effect to the issuance and sale of the Notes in this offering (after deducting the underwriting discount and estimated offering expenses) and expected use of proceeds thereof, including the redemption of the 2031 Notes and 2033 Notes.

This table should be read in conjunction with the risk factors and the consolidated financial statements and related notes of the Company for the quarterly period ended June 30, 2026, and the other financial and statistical information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of June 30, 2026
(Dollars in thousands)	Actual	As adjusted
Cash and Cash Equivalents	$228,293	$
Liabilities and Shareholders’ Equity:
Deposits:
Demand deposits	14,518,916
Savings deposits	1,582,750
Certificates of deposit of $250,000 or more	965,698
Other time deposits	2,477,805
Total deposits	19,545,169
Mortgage escrow deposits	47,779
Borrowed funds	2,407,532
Subordinated debentures	409,065
% Notes offered hereby(1)	—
Other liabilities	346,828
Total liabilities	$22,756,373	$
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—
Common stock, $0.01 par value: 200,000,000 shares authorized; 137,565,966 shares issued and 130,423,051 shares outstanding as of June 30, 2026	1,376
Additional paid-in capital	1,850,121
Retained earnings	1,250,204
Accumulated other comprehensive (loss) income, net of tax	(91,933)
Treasury stock	(102,783)
Total stockholders’ equity	2,906,985
Total liabilities and shareholders’ equity	$25,663,358	$

Capital Ratios of the Company
Common equity Tier 1 capital ratio	10.59%
Tier 1 risk-based capital ratio	10.59
Total risk-based capital ratio	13.53
Tier 1 leverage ratio	9.22
Capital Ratios of the Bank
Common equity Tier 1 capital ratio	12.10%
Tier 1 risk-based capital ratio	12.10
Total risk-based capital ratio	13.00
Tier 1 leverage ratio	10.53
CRE Ratio(2)	428%

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($ ) and our estimated offering expenses ($ ).
(2)	The CRE Ratio is the aggregate principal amount of commercial real estate loans (“CRE”) (net of purchase accounting adjustments) stated as a percentage of total risk based capital. CRE includes acquisition, development and construction real estate loans, multifamily, and other commercial real estate loans, excluding owner-occupied loans.

S-20

DESCRIPTION OF THE NOTES

We will issue the Notes under the Base Indenture, as supplemented by the Second Supplemental Indenture. You may request a copy of the Indenture from us as described under “Incorporation of Certain Documents by Reference.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “PFS,” the “Company,” “we,” “us” and “our” include only PFS and not any of its subsidiaries.

General

The Notes will be unsecured, subordinated obligations of the Company and will mature on      , 2036 unless redeemed prior to such date in accordance with the provisions set forth below under “—Redemption.” The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless previously redeemed prior to maturity, we will repay the Notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date, at their maturity. We will pay principal of and interest on the Notes in U.S. dollars.

The Notes will constitute our unsecured debt obligations and will rank equally among themselves, will rank senior to our existing junior subordinated debentures and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes, and will rank junior in right of payment to any of our future senior indebtedness as described below under “—Subordination of the Notes.” In addition, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. See “—Subordination of the Notes.” No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. Except as described below under “—Form, Denomination, Transfer, Exchange and Book-Entry Procedures,” the Notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC. See “—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

The Notes offered hereby will be issued under the Indenture. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional Notes ranking equally with the Notes and identical to the Notes previously issued in all respects (except for the issue date, the offering price, the initial interest accrual date and the first interest payment date) in order that such additional Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. However, any additional notes of the series of which the Notes are a part that are issued and are not fungible with the outstanding Notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the Notes of this series that we may issue in the future.

The Indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including the Bank. The Indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the Indenture nor the Notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the Notes, to repurchase our stock or other securities, including any of the Notes, or to pay dividends or make other

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distributions to our stockholders. In addition, neither the Indenture nor the Notes contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not deposits in the Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

No recourse will be available for the payment of principal of or interest on any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, stockholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity, it being expressly understood that all such liability is waived and released as a condition of, and as a consideration for, the execution of the Second Supplemental Indenture and the issuance of the Notes.

Payment of the full principal amount of the Notes will be due on       , 2036 (the “Maturity Date”), unless the Notes are redeemed prior to the Maturity Date.

Fixed Rate Period

From and including the date of issuance to, but excluding,      , 2031 (unless redeemed prior to such date as contemplated below under “—Redemption”), which we refer to as the “fixed rate period,” the notes will bear interest at a rate of       % per year. During the fixed rate period, interest on the Notes will accrue from and including       , 2026, and will be payable semiannually in arrears on      and        of each year during the fixed rate period, each a “fixed period interest payment date,” commencing on        , 2027. During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the notes on any fixed period interest payment date will, except as noted below, be paid to the person in whose name the Notes are registered at the close of business on the 15th calendar day (whether or not a business day (as defined below)) immediately preceding the fixed period interest payment date. If any fixed period interest payment date for the Notes or the date for the payment of principal for the Notes occurring during the fixed rate period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

From and including      , 2031 to, but excluding, the Maturity Date (unless redeemed prior to such date as contemplated below under “—Redemption”), which we refer to as the “floating rate period,” the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus      basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark will be deemed to be zero.

During the floating rate period, interest on the notes will accrue from and including      , 2031 and will be payable quarterly in arrears on        ,         ,         and         of each year (each a “floating period interest payment date” and, together with any fixed period interest payment date, an “Interest Payment Date”), commencing on         , 2031, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

For the purpose of calculating the interest on the Notes for each floating rate interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month

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Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate interest period” we mean the period from and including the immediately preceding floating period interest payment date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable floating period interest payment date or Maturity Date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on       , 2031). See “Calculation Agent.”

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the date that is two (2) U.S. Government Securities Business Days prior to the start of the relevant Floating Rate Interest Period, or such other time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of SOFR (or any successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the Notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and the remainder of the floating rate period.

Absent manifest error, the calculation agent’s determination of the interest rate for a floating rate interest period for the Notes will be binding and conclusive on you, us (if we are not also the calculation agent) and the Trustee. The Trustee will have no duty to confirm or verify any such calculation. By its acquisition of the Notes, each holder of Notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the calculation agent’s determination of the interest rate for each floating rate interest period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes upon request, and the calculation agent will provide the Company and the Trustee with written notice of the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent (which may be us) will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions or trust companies in the City of New York, New York or any place of payment are authorized or obligated by law, regulation, or executive order to close or remain closed; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day.

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If any floating period interest payment date or the Maturity Date for the Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the Maturity Date, no additional interest will accrue on the amount payable for the period from and after the Maturity Date), unless, with respect to a floating period interest payment date only, such day falls in the next calendar month, in which case the floating period interest payment date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such floating period interest payment date as so adjusted.

The interest payable on the Notes on any floating period interest payment date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the floating period interest payment date. Payments will include interest accrued to, but excluding, the relevant floating period interest payment date. However, interest that the Company pays on the Maturity Date will be paid to the person to whom the principal will be payable.

Principal and interest on the Notes will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which will initially be the corporate trust office of the Trustee.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the Second Supplemental Indenture or thereafter incurred, created or assumed:

•	our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of the base prospectus and one or more prospectus supplements;
•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;
•	our indebtedness to general creditors;
•	our obligations as lessee under leases of property, whether made as part of a sale and leaseback transaction to which we are a party or otherwise;
•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;
•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;
•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

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However, “senior indebtedness” excludes:

•	any indebtedness, obligation or liability referred to in the definition of senior indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the Notes;
•	any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the Notes are subordinated;
•	all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and
•	the Notes and any other securities issued pursuant to the Indenture and our outstanding junior subordinated debentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

In accordance with the subordination provisions of the Indenture and the Notes, we are permitted to make payments of accrued and unpaid interest on the Notes on the Interest Payment Dates and at maturity and to pay the principal of the Notes at maturity unless:

•	we are subject to any insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities; or
•	a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness has occurred that is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or premium, if any, or interest on, the Notes being made and that event of default would permit the holders of any senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the Notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the Notes and any of our other indebtedness and obligations ranking equally in right of payment with the Notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the Notes and such other of our indebtedness and obligations that rank equally in right of payment with the Notes.

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If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the Notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the Notes and such other indebtedness and obligations.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, if the holders of the Notes receive for any reason any payment on the Notes or other distributions of our assets with respect to the Notes before all of our senior indebtedness is paid in full, the holders of the Notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued to certain capital trusts to which the Notes will rank senior in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which may provide that such indebtedness ranks either equally with or junior in right of payment to the Notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the Notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, the indebtedness and obligations ranking equally with the Notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the Notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the Notes and all of our indebtedness and obligations ranking equally in right of payment to the Notes have been paid in full.

All liabilities of the Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the Notes to the extent of the assets of such subsidiary because, as a stockholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the Notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future.

With respect to the payment of the principal of the Notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the Notes.

Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the Notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of the Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

As discussed above, neither the Notes nor the Indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur. Any indebtedness and liabilities of the Bank or our other subsidiaries is not a part of our senior indebtedness. The Notes will be structurally subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including the Bank. As of June 30, 2026, on a consolidated basis, our outstanding deposits and other liabilities totaled approximately $22.8 billion, which includes approximately $22.4 billion of liabilities that rank structurally senior to the Notes. In addition, as of June 30, 2026, we had no indebtedness that would rank senior to the Notes,

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$375.0 million aggregate principal amount of indebtedness that would rank pari passu to the Notes, and $60.5 million aggregate principal amount of indebtedness related to existing junior subordinated debentures underlying outstanding trust preferred securities that would rank junior to the Notes.

Redemption

We may redeem the Notes, at our sole option, beginning with the Interest Payment Date of      , 2031 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve. If we elect to redeem the Notes, we will be required to notify the Trustee of the aggregate principal amount of Notes to be redeemed and the redemption date. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the Notes are to be redeemed, the selection of Notes to be redeemed will occur in accordance with the rules of DTC (or, in the case of any certificated Notes, by lot, on a pro rata basis or in such other manner the Trustee deems fair and appropriate unless otherwise required by law). The Notes are not subject to repayment at the option of the holders. The Notes may not otherwise be redeemed by us prior to the scheduled maturity of the Notes, except we may, at our sole option, redeem the Notes at any time before the scheduled maturity of the Notes in whole, but not in part, upon or after the occurrence of any of the following:

(1)      a “Tax Event,” which is defined in the Indenture to mean the receipt by us of an opinion from independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the Notes, resulting in more than an insubstantial increase in the risk that the interest paid by us on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2)      a “Tier 2 Capital Event,” which is defined in the Indenture to mean the receipt by us of an opinion from independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3)      our becoming required to register as an investment company pursuant to the Investment Company Act of 1940.

Any such redemption of the Notes will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any Notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to

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the registered holders at the close of business on the relevant record dates in accordance with the Notes and the Indenture. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Any redemption of the Notes would require prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve.

Our election to redeem any of the Notes will be provided to the Trustee at least three business days prior to the requested date of delivery (or such shorter period as is satisfactory to the Trustee). In the case of any redemption, at least 10 days but no more than 60 days before the redemption date, the Company will send in accordance with the applicable procedures of the depositary (with a copy to the Trustee), or if the Notes are not then global securities the Company will mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of Notes to be redeemed at such holder’s registered address appearing on the register (with a copy to the Trustee).

In addition, subject to any required federal or state regulatory approvals, the Company may purchase or otherwise acquire the Notes, whether by open market purchases, negotiated transactions, private transactions or otherwise, at any time or from time to time. A Note will not cease to be outstanding because the Company or an affiliate of the Company holds the Note, and if the Company purchases or otherwise acquires any Notes, it may, in its discretion, hold, resell or cancel any of such Notes.

The Notes Are Intended to Qualify as Tier 2 Capital

We intend to treat the Notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;
•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;
•	only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and
•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the Notes and any notes of the same series offered in the future and such failure continues for 90 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or upon our default in the performance, or breach, of any other covenant or warranty contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of any other series of subordinated debt securities issued under the Indenture, and such default continues for 90 days after written notice as provided in the Indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S.

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Bankruptcy Code, as now or hereafter in effect, and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if we commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law, including under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, each of which events of default we refer to as an “insolvency event of default.”

Neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our nonperformance of any other covenant or warranty under the Notes or the Indenture. Nevertheless, during the continuation of such an event of default under the Notes, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the Notes, as well as the performance of any covenant or agreement in the Indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Subordination of the Notes.”

If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the Notes will become immediately due and payable, without the need for any action on the part of the holders of the Notes or the Trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the Notes. At any time after acceleration with respect to the Notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding Notes of the series of our subordinated notes which the Notes are a part and other affected series of securities issued under the Indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the Notes, but only if (1) we have paid or deposited with the Trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the Indenture, including the Notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee; and (2) all events of default with respect to the Notes other than the nonpayment of the principal of, or any premium and interest on, the Notes that will have become due solely by such acceleration, will have been cured or waived as provided in the Indenture. Even in the event of an acceleration of the maturity of the Notes upon the occurrence of an insolvency event, the rights of the holders of the Notes to receive payment of the principal of, and accrued and unpaid interest on, the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Subordination of the Notes.”

The Indenture provides that, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders will have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the Indenture, the holders of a majority in principal amount of the Notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain

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limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law after the date hereof. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture with respect to the Notes have been satisfied.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (except for the issue date, the offering price, the initial interest accrual date and the first Interest Payment Date) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.

The Trustee may conclusively rely upon officer’s certificates, opinions or other documents furnished to it under the Indenture and will have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will have no responsibility for monitoring PFS’s compliance with any of its covenants under the Indenture.

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Effect of Benchmark Transition Event

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR will be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	Compounded SOFR;
2)	the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
4)	the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate interest period,” timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption

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of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
2)	in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1)	if the Benchmark is Three-Month Term SOFR we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;
2)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
2)	if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified above.

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“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “—Floating Rate Period” above.

Determinations and Decisions

The calculation agent (which may be us) is expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes, us (if we are not also the calculation agent) and the Trustee absent manifest error;
•	if made by us as calculation agent, will be made in our sole discretion;
•	if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and
•	notwithstanding anything to the contrary in the Indenture, will become effective without consent from the holders of the Notes or the Trustee or any other person.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable Notes, then we will make such determination, decision, or election on the same basis as described above. The indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the Notes.

Modification of the Indenture

Article 10 of the Base Indenture will apply to the Notes. In addition, without the consent of any holders of Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to implement in accordance with the terms herein any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

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Calculation Agent

We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The Notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global note will not be registered in the name of any person, or exchanged for Notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•	DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or
•	we, in our sole discretion, decide not to have any of the debt securities of a series represented by one or more registered global securities.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such Notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

•	you cannot get Notes registered in your name if they are represented by the global note;
•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;
•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and
•	all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

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Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the Notes at the corporate trust office of the trustee for the Notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in Notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede will consent or vote with respect to the Notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the Notes represented by the global note as to which such participant has, or participants have, given such direction.

DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. None of us, the Trustee nor any of our respective agents has any responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and none of us, the Trustee nor any of our respective agents is responsible for maintaining, supervising or reviewing any of those records.

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Trustee

Wilmington Trust, National Association, will act as Trustee under the Indenture. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered to the Trustee security or indemnity satisfactory to the Trustee. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with Wilmington Trust, National Association in the ordinary course of business. Additionally, we maintain banking relationships with Wilmington Trust, National Association and its affiliates in the ordinary course of business. These banking relationships include Wilmington Trust, National Association serving as trustee under indentures involving certain of our trust preferred securities and our outstanding subordinated notes. Additionally, Wilmington Trust, National Association serves as trustee under indentures involving certain of Lakeland’s subordinated notes and junior subordinated debentures.

Governing Law

The Notes and the Indenture will be governed by and will be construed in accordance with, the laws of the State of New York.

Notices

Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice will be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

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CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes (including interests in Notes) by (1) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”, (2) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (3) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws”, and (4) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements for purposes of ERISA, the Code or Similar Law (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA, to the extent applicable, or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification and the conflicts of interest requirements of ERISA, to the extent applicable, or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans”, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plan. A violation of these “prohibited transaction” rules may result in an excise tax for such persons or other liabilities under ERISA and/or Section 4975 of the Code, including recission of the transaction, unless exemptive relief is available under an applicable statutory or administrative exemption.

As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes (or interests therein) were acquired by an ERISA Plan with respect to which an underwriter or we or our affiliate is a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes (or interests) by an ERISA Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c) (1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that potentially may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;
•	PTCE 95-60 — for certain transactions involving insurance company general accounts;
•	PTCE 91-38 — for certain transactions involving bank collective investment funds;
•	PTCE 90-1 — for certain transactions involving insurance company pooled accounts; and
•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provides an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more, nor receives no less, than adequate consideration

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in connection with the transaction (the so-called “service provider exemption”). Each of the above-described exemptions contain various requirements and limitations on their applicability. No assurance can be made that any such exemptions, or any other exemptions, will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Notes or interests therein by a Plan, the Notes and interests may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes or interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes or interest that either:

•	it is not a Plan and is not purchasing or holding the Notes or interest in the Notes on behalf of or with the assets of any Plan; or
•	its purchase, holding and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws, and neither we, an initial purchaser or any of our or their respective affiliates, agents or representatives has acted or will act in a fiduciary capacity with respect to its investment in the Notes, unless an exemption, the requirements of which have all been satisfied, applies.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes or interest in a Note on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes or interests by the Plan would be entitled to full exemptive relief thereunder.

Nothing herein will be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate or advisable for, Plans generally or any particular Plan. Each purchaser and holder of the Notes (including an interest in a Note) has the exclusive responsibility for ensuring that its purchase, holding and disposition of the Notes complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. Purchasers of any Notes (or interests therein) should consult and rely on their own advisors as to whether an investment in the Notes is suitable and advisable for the Plan.

The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes by a U.S. holder or a non-U.S. holder (each as defined below) that purchases the Notes pursuant to and at the price indicated on the cover of this prospectus supplement and holds the Notes as “capital assets” (generally, property held for investment purposes) for U.S. federal income tax purposes. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court will concur with the conclusions reached below.

This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., banks and other financial institutions, insurance companies, real estate investment trusts, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), or to persons that will hold the notes as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax considerations (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations applicable to them in their particular circumstances.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is any of the following: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a domestic trust.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is not a U.S. holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships investing in the Notes and partners in such partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax considerations applicable to them.

Treatment of the Notes as Variable Rate Debt Instruments

As discussed under “The Description of Note,” the Notes will bear interest at an initial fixed rate during the Fixed Rate Period and then bear interest at a floating rate per annum, reset quarterly, during the floating rate period. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of a single fixed rate and one or more qualified floating rates, and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure

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contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Original Issue Discount and Qualified Stated Interest

It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however, the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

The tax treatment of interest depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” With respect to a debt instrument that provides for a single fixed rate and one or more qualified floating rates, QSI is determined by first converting the single fixed rate to an equivalent qualified floating rate, then converting each qualified floating rate to the applicable fixed rate substitute for the applicable interest accrual periods, and determining OID and QSI as if such instrument were a fixed rate instrument. In such case, QSI is generally the amount of interest that is payable at least annually at a single fixed rate. These calculations cannot be performed with certainty in advance of the issuance of the Notes as they will depend on the market conditions at the time of issuance. Based upon current market conditions and the manner in which the interest rates on the Notes are determined, we expect that all of the stated interest on the Notes will be treated as QSI and the Notes will be treated as having been issued with no more than de minimis original issue discount.

The remainder of this discussion assumes that the stated interest on the Notes will be treated as QSI and the Notes will be treated as having been issued with no more than de minimis original issue discount. Holders are urged to consult their own tax advisors regarding the tax consequences to them if the Notes are issued with original issue discount or if the stated interest is not treated as QSI.

Tax Considerations for U.S. Holders

Interest on the Notes

Generally, payments of stated interest on a Note will be taxable to a U.S. holder as ordinary income at the time they are received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will be taxed as described above under “—Interest on the Notes.” Any gain or loss that a U.S. holder recognizes on a disposition of a Note will generally be capital gain or loss, except to the extent of any accrued interest relating to such U.S. holder’s Notes required to be included in income, and will be long-term capital gain or loss if at the time of this disposition a U.S. holder has held the Note for more than one year. Long-term capital gain of U.S. holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

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Tax Considerations for Non-U.S. Holders

Payments of Interest

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that (1) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (2) the non-U.S. holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (b) is not a controlled foreign corporation related to the Issuer (within the meaning of the Code), and (c) certifies, under penalties of perjury, to the applicable withholding agent on IRS Forms W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”) (discussed below), and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If interest on the Notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the Notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable treaty, and such non-U.S. holder is a qualified resident of the treaty country and complies with certain certification requirements.

If interest on the Notes is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder and, if required under an applicable treaty, such interest is attributable to a permanent establishment or fixed base within the United States, then the non-U.S. holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder timely provides the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, redemption or other disposition of the Notes (other than any amount representing accrued and unpaid interest on the note, which is subject to the rules discussed above under “—Payments of Interest” unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States, or (2) in the case of a non-U.S. holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, redemption or other disposition of the Notes occurs and certain other conditions are satisfied.

Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the non-U.S. holder were a U.S. person, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale, exchange, redemption or other disposition of the Notes will be subject to a flat 30% tax on the gain derived from such sale, exchange, redemption or other disposition, which may be offset by certain U.S.-source capital losses.

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FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” withholding at a rate of 30% will generally be required in certain circumstances on interest payable on Notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the Notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that it does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will, in turn, be provided to the U.S. Department of the Treasury. Prospective investors are urged to consult their own tax advisors regarding the possible implications of these rules on an investment in the Notes.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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UNDERWRITING

We have entered into an underwriting agreement with Piper Sandler & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters listed below (collectively, the “underwriters”) with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally and not jointly, to purchase the aggregate principal amount of Notes set forth next to its name in the following table.

Underwriters	Principal Amount of Notes
Piper Sandler & Co.	$
Keefe, Bruyette & Woods, Inc.	$
Total	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters have agreed, severally and not jointly, to purchase all of the Notes offered hereby if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated under certain circumstances. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Notes offered hereby subject to their acceptance of such Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed         % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions paid by us		%	$
Proceeds to us, before expenses		%	$

(1)	Plus accrued interest, if any, from the original issue date.

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We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $          . We have agreed to reimburse the underwriters up to $                 for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”) under FINRA Rule 5110.

We expect that delivery of the Notes will be made against payment therefor on or about           , 2026, which will be the                business day following the date of pricing of the Notes, or “T+    .

No Listing

The Notes will not be listed on any securities exchange or included in any automated quotation system.

No Sale of Similar Securities

We have agreed with the underwriters that for a period from the date of the underwriting agreement through and including the closing date of the offering, we and our subsidiaries will not, without the prior consent of Piper Sandler & Co. and Keefe, Bruyette & Woods, Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us or any of our subsidiaries.

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

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LEGAL MATTERS

Certain legal matters and the validity of the Notes offered hereby will be passed upon for PFS by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants or Other Rights

Debt Securities

Purchase Contracts

Units

Provident Financial Services, Inc. and/or one or more selling security holders to be identified in the future may offer to sell, from time to time,

•	shares of our common stock,

•	shares of our preferred stock, either separately or represented by depositary shares,

•	rights or warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock,

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities,

•	purchase contracts for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock, and

•	units comprised of two or more of the securities described in this prospectus in any combination.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PFS.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 8 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 30, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under the shelf process, we may, from time to time, offer and sell any of the securities identified in this prospectus in one or more offerings.

Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the caption “Where You Can Find More Information.”

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. The registration statement can be obtained from the SEC’s website, www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. No one is authorized to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

You should read this prospectus together with any applicable prospectus supplement and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

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We are not offering the securities in any state or other jurisdiction where the offer is prohibited. The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Provident Financial,” the “Company,” “we,” “us,” “our” or similar references mean Provident Financial Services, Inc. and its subsidiaries on a consolidated basis, and references to the “Bank” mean Provident Bank.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023 (including portions of our Proxy Statement for our 2023 Annual Meeting of Stockholders filed on March 17, 2023, to the extent specifically incorporated by reference in such Form 10-K);

•	Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed on May 10, 2023, and for the period ended June 30, 2023, filed on August 8, 2023;

•	Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K), filed on January 25, 2023, January 31, 2023, February 2, 2023, April 4, 2023, May 1, 2023, and October 3, 2023; and

•	The description of our common stock included in Provident Financial’s Registration Statement on Form 8-A filed with the SEC on December 12, 2002 (File No. 001-31566), and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Provident Financial Services, Inc.

111 Wood Avenue South

Iselin, New Jersey 08830

Attention: Investor Relations Department

(732) 590-9200

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In addition, we maintain a corporate website, www.provident.bank. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies is inherently uncertain. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under Item 1A—“Risk Factors” in our most recent annual report on Form 10-K and in other reports filed with the Securities and Exchange Commission. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, the effects of the recent turmoil in the banking industry (including the closing of three financial institutions), changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets, the availability of and costs associated with sources of liquidity, the ability to complete, or any delays in completing, the pending merger between the Company and Lakeland Bancorp, Inc.; any failure to realize the anticipated benefits of the merger transaction when expected or at all; certain restrictions during the pendency of the merger transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the merger transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies, war or terrorist activities, and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Company’s operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

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PROVIDENT FINANCIAL SERVICES, INC.

Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering “commitment you can count on” since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania and Queens and Nassau Counties in New York. Provident Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company, and insurance services through its wholly-owed subsidiary, Provident Protection Plus, Inc. The Provident Bank Foundation has supported all of its markets and communities with assistance with housing, education, health and home care for over 15 years. At September 30, 2023, Provident Financial had total assets of $14.09 billion, total deposits of $10.14 billion and total stockholders’ equity of $1.62 billion.

Provident Financial is regulated by the Federal Reserve Board of Governors as a bank holding company and Provident Bank is regulated by the New Jersey Department of Banking and Insurance, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits.

Our common stock currently trades on the New York Stock Exchange under the symbol “PFS.”

Our principal executive offices are located at 239 Washington Street Jersey City, New Jersey 07302, and our telephone number is (732) 590-9200.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 4 of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, repurchasing our outstanding common stock, enhancing our digital presence, financing possible acquisitions of branches, other financial institutions, other businesses that are related to banking or diversification into other banking-relating businesses, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

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SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling security holders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed on a securities exchange, the applicable prospectus supplement will say so.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law is a summary. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital consists of 200,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value. All issued and outstanding shares are fully paid and non-assessable. As of September 30, 2023, there were 75,531,884 shares of common stock outstanding and no shares of preferred stock outstanding.

Common stock

Our stockholders are entitled to one (1) vote for each share of common stock held of record by them on all matters to be voted on by stockholders, except, as provided in our certificate of incorporation, our stockholders who beneficially own in excess of 10% of the outstanding shares of our common stock (the “Provident Limit”) are not entitled to any vote with respect to shares held in excess of the Provident Limit. A person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with such person. Our certificate of incorporation authorizes our of directors (i) to make all determinations necessary or desirable to implement the Provident Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Provident Limit supply information to the Company to enable our board of directors to implement and apply the Provident Limit. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred or other stock that we may designate in the future.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “PFS.” The transfer agent for the Company’s common stock is Broadridge Financial Solutions, Inc.

Preferred stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.

The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

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•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Certificate of Incorporation

Stockholders have no cumulative voting rights.

The lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

The Company’s certificate of incorporation also provides that certain business combinations may, under certain circumstances, require approval of a super-majority stockholder vote of at least eighty percent (80%) of the voting power of the then-outstanding shares of our common stock, and requires a super-majority stockholder vote of at least eighty percent (80%) of the voting power of the then-outstanding shares of our common stock for the amendment to certain significant provisions of the Company’s certificate of incorporation, in each case after giving effect to the Provident Limit. In addition, the Company’s certificate of incorporation provides that the Company board of directors will consider non-financial factors that it deems relevant when evaluating a business combination. For a complete description, you should refer to the Company’s certificate of incorporation and Company’s bylaws.

These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an “interested stockholder,” unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3 % of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by the DGCL and any other applicable law. We are also empowered under our bylaws to indemnify other officers, employees and other agents as set forth in the DGCL or any other applicable law and to enter into indemnification contracts with our directors and executive officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages will be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (1) breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) violating Section 174 of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Bank Holding Company Act

The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

Benefit Plans

In addition to the provisions of the Company’s certificate of incorporation and bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees may contain provisions that also may discourage hostile takeover attempts that the board of directors of the Company might conclude are not in the best interests of the Company or its stockholders.

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DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

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After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net

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proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

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DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Provident Financial Services, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, which will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

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Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

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Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on the issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•	we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

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•	default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) on all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

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Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

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Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

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Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•	to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

•	to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•	to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•	in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•	to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

•	to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

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•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•	to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, purchase contracts or units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

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These transactions may be effected on the New York Stock Exchange or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

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LEGAL MATTERS

The validity of the securities that may be offered will be passed upon for us by Luse Gorman, PC, Washington, D.C. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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$

% Fixed-to-Floating Rate Subordinated Notes due 2036

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Active Bookrunning Managers
Piper Sandler	Keefe, Bruyette & Woods A Stifel Company

          , 2026